Exhibit 99.1

Contacts:

Media	Investors
Garry R. Clark	Robert J. Marshall Jr.
574-372-4493	574-371-8042
garry.clark@zimmer.com	robert.marshall@zimmer.com

Zimmer Holdings, Inc. Reports First Quarter 2012 Financial Results

•	Net Sales of $1,141 million represent an increase of 2.2% reported over the prior year period (2.7% constant currency)

•	Diluted EPS for the first quarter were $1.17 reported, an increase of 8.3% over the prior year period, and $1.30 adjusted, an increase of 9.2% over the prior year period

(WARSAW, IN) April 26, 2012—Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today reported financial results for the quarter ended March 31, 2012. The Company reported first quarter net sales of $1,141 million, an increase of 2.2% reported and 2.7% constant currency over the first quarter of 2011. Diluted earnings per share for the quarter were $1.17 reported and $1.30 adjusted, an increase of 9.2% adjusted over the prior year period.

“Zimmer delivered year-over-year sales growth in all geographic segments and in most product categories in the quarter,” said David Dvorak, Zimmer President and CEO. “Looking forward, our new product introductions and progress in our transformation programs will enable the Company to generate increased value to stockholders.”

Net earnings for the first quarter were $209.6 million on a reported basis and $231.3 million on an adjusted basis, an increase of 0.2% adjusted over the prior year period. Operating cash flow for the first quarter was $207.4 million.

During the quarter, the Company utilized $141.6 million of cash to acquire 2.3 million shares. At the end of the first quarter, $1.36 billion of share repurchase authorization remained available under the current program, which expires on December 31, 2014.

Guidance

The Company reaffirmed its constant currency revenue and adjusted EPS guidance for full year 2012. In addition, the Company updated its full-year reported revenue and EPS guidance for 2012. Full-year revenues for 2012 are expected to increase between 2% and 4% on a constant currency basis from 2011. The Company now estimates that foreign currency translation will decrease revenues by approximately 1.5% to 2.0% for the full year 2012, resulting in reported revenue growth between 0% and 2.5%. Previously, the Company had estimated foreign currency translation would decrease revenues by approximately 1%. Full-year 2012 diluted earnings per share are projected to be in a range of $4.70 to $4.90 on a reported basis and $5.20 to $5.40 on an adjusted basis. Prior guidance for full-year 2012 reported diluted earnings per share was $4.75 to $4.95.

Conference Call

The Company will conduct its first quarter 2012 investor conference call today, April 26, 2012, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.

Individuals who wish to dial into the conference call may do so at (888) 878-3901. International callers should dial (706) 634-9520. A digital recording will be available two hours after the completion of the conference call from April 26, 2012, to May 10, 2012. To access the recording, US/Canada callers should dial (855) 859-2056 or (800) 585-8367, or for International callers, dial (404) 537-3406, and enter the conference ID 60536068.

Sales Table

The following table provides sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter on both a reported and constant currency basis.

NET SALES - THREE MONTHS ENDED MARCH 31, 2012

(in millions, unaudited)

	Net Sales	Reported % Growth	Constant Currency % Growth
Geographic Segments
Americas	$634	1%	1%
Europe	301	1	4
Asia Pacific	206	10	7

Total	1,141	2	3
Product Categories
Reconstructive
Americas	468	—	1
Europe	239	—	4
Asia Pacific	153	11	7

Total	860	2	3
Knees
Americas	279	—	—
Europe	118	1	5
Asia Pacific	74	10	7

Total	471	2	2
Hips
Americas	154	—	—
Europe	114	—	3
Asia Pacific	76	12	8

Total	344	2	2
Extremities	45	4	5
Dental	60	(3)	(2)
Trauma	76	8	8
Spine	53	(7)	(6)
Surgical and other	92	10	9

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2011 sales were approximately $4.5 billion. The Company is supported by the efforts of more than 8,500 employees worldwide.

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Website Information

We routinely post important information for investors on our website, www.zimmer.com, in the “Investor Relations” section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and special items. Included in special items are acquisition and integration costs as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and transformation initiatives. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Zimmer Safe Harbor Statement

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,”

“forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our compliance with the Corporate Integrity Agreement through September 2012; the success of our quality and operational improvement initiatives; the outcome of the investigation by the U.S. government into Foreign Corrupt Practices Act matters announced in October 2007; price and product competition; changes in customer demand for our products and services caused by demographic changes or other factors; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; our ability to obtain and maintain adequate intellectual property protection; our ability to successfully integrate acquired businesses; our ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators, such as more stringent requirements for regulatory clearance of our products; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the impact of health care reform measures in the U.S. including the impact of the new excise tax on medical devices, reductions in reimbursement levels from third-party payors and cost-containment efforts of health care purchasing organizations; the impact of the ongoing financial crisis on countries in the Euro zone on our ability to collect accounts receivable in affected countries; our ability to retain the independent agents and distributors who market our products; and changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

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ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 and 2011

(in millions, except per share amounts, unaudited)

	2012	2011	% Inc/(Dec)
Net Sales	$1,140.7	$1,115.6	2%
Cost of products sold	288.7	279.0	3

Gross Profit	852.0	836.6	2

Research and development	59.6	55.6	7
Selling, general and administrative	463.3	458.3	1
Special items	33.5	25.5	31

Operating expenses	556.4	539.4	3

Operating Profit	295.6	297.2	(1)
Interest income	3.1	2.0	54
Interest expense	(17.6)	(13.0)	35

Earnings before income taxes	281.1	286.2	(2)
Provision for income taxes	72.2	77.3	(7)

Net earnings	208.9	208.9	0
Less: Net loss attributable to noncontrolling interest	(0.7)	—	100

Net Earnings of Zimmer Holdings, Inc.	$209.6	$208.9	0

Earnings Per Common Share
Basic	$1.18	$1.08	9
Diluted	$1.17	$1.08	8
Weighted Average Common Shares Outstanding
Basic	177.4	192.6
Diluted	178.5	193.8

ZIMMER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	March 31, 2012	December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$674.0	$768.3
Short-term investments	555.1	455.5
Receivables, net	895.0	838.8
Inventories	937.0	929.8
Other current assets	261.4	284.2

Total current assets	3,322.5	3,276.6
Property, plant and equipment, net	1,192.7	1,207.3
Goodwill	2,658.3	2,626.0
Intangible assets, net	784.3	798.5
Other assets	645.9	606.9

Total Assets	$8,603.7	$8,515.3

Liabilities and Shareholders’ Equity
Current liabilities	$717.2	$723.8
Short-term debt	144.6	143.3
Other long-term liabilities	507.5	557.4
Long-term debt	1,572.8	1,576.0
Shareholders’ equity	5,661.6	5,514.8

Total Liabilities and Shareholders’ Equity	$8,603.7	$8,515.3

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 and 2011

(in millions, unaudited)

	2012	2011
Cash flows provided by (used in) operating activities
Net earnings	$208.9	$208.9
Depreciation and amortization	96.8	86.1
Share-based compensation	12.8	14.3
Income tax benefits from employee stock compensation plans	6.2	6.2
Excess income tax benefits from employee stock compensation plans	(1.2)	(2.4)
Inventory step-up	1.0	4.4
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	47.8	18.1
Receivables	(54.2)	(70.5)
Inventories	(6.0)	(13.8)
Accounts payable and accrued expenses	(29.9)	(23.0)
Other assets and liabilities	(74.8)	(46.1)

Net cash provided by operating activities	207.4	182.2

Cash flows provided by (used in) investing activities
Additions to instruments	(28.8)	(46.3)
Additions to other property, plant and equipment	(19.5)	(17.1)
Purchases of investments	(255.6)	(65.3)
Sales of investments	174.6	75.0
Investments in other assets	(34.9)	(13.2)

Net cash used in investing activities	(164.2)	(66.9)

Cash flows provided by (used in) financing activities
Net proceeds under revolving credit facilities	1.0	0.2
Proceeds from employee stock compensation plans	10.3	17.0
Excess income tax benefits from employee stock compensation plans	1.2	2.4
Repurchase of common stock	(141.6)	(236.1)

Net cash used in financing activities	(129.1)	(216.5)

Effect of exchange rates on cash and cash equivalents	(8.4)	7.9

Increase (decrease) in cash and cash equivalents	(94.3)	(93.3)
Cash and cash equivalents, beginning of period	768.3	668.9

Cash and cash equivalents, end of period	$674.0	$575.6

ZIMMER HOLDINGS, INC.

NET SALES BY GEOGRAPHIC SEGMENT

FOR THE THREE MONTHS ENDED MARCH 31, 2012 and 2011

(in millions, unaudited)

	Three Months Ended March 31,
	2012	2011	% Inc
Americas	$634.4	$629.7	1%
Europe	300.8	299.2	1
Asia Pacific	205.5	186.7	10

Total	$1,140.7	$1,115.6	2

ZIMMER HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS ENDED MARCH 31, 2012 and 2011

(in millions, unaudited)

	Three Months Ended March 31,
	2012	2011	% Inc/(Dec)
Reconstructive
Knees	$470.6	$462.2	2%
Hips	344.5	337.3	2
Extremities	44.8	42.9	4

	859.9	842.4	2
Dental	60.2	62.4	(3)
Trauma	75.5	70.1	8
Spine	53.2	56.9	(7)
Surgical and other	91.9	83.8	10

Total	$1,140.7	$1,115.6	2

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended March 31, 2012
	Reported % Growth	Foreign Exchange Impact	Constant Currency % Growth
Geographic Segments
Americas	1%	—%	1%
Europe	1	(3)	4
Asia Pacific	10	3	7
Total	2	(1)	3
Product Categories
Reconstructive
Americas	—	(1)	1
Europe	—	(4)	4
Asia Pacific	11	4	7
Total	2	(1)	3
Knees
Americas	—	—	—
Europe	1	(4)	5
Asia Pacific	10	3	7
Total	2	—	2
Hips
Americas	—	—	—
Europe	—	(3)	3
Asia Pacific	12	4	8
Total	2	—	2
Extremities	4	(1)	5
Dental	(3)	(1)	(2)
Trauma	8	—	8
Spine	(7)	(1)	(6)
Surgical and other	10	1	9

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended March 31, 2012 and 2011

(in millions, unaudited)

	Three Months Ended March 31,
	2012	2011
Net Earnings of Zimmer Holdings, Inc.	$209.6	$208.9
Inventory step-up	1.0	4.4
Special items	33.5	25.5
Taxes on inventory step-up and special items*	(12.8)	(7.9)

Adjusted Net Earnings	$231.3	$230.9

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended March 31, 2012 and 2011

(unaudited)

	Three Months Ended March 31,
	2012	2011
Diluted EPS	$1.17	$1.08
Inventory step-up	0.01	0.02
Special items	0.19	0.13
Taxes on inventory step-up and special items*	(0.07)	(0.04)

Adjusted Diluted EPS	$1.30	$1.19

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of 2012 Projected Diluted EPS

and Projected Adjusted Diluted EPS

(unaudited)

	Low	High
Projected Year Ended December 31, 2012:
Diluted EPS	4.70	4.90
Inventory step-up	0.01	0.01
Special items	0.65	0.65
Taxes on inventory step-up and special items*	(0.16)	(0.16)

Adjusted Diluted EPS	$5.20	$5.40

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items have been or are projected to be incurred.